Exhibit 10.73

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH IT IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECTION 3(b), 4(2) OR 4(6) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. CE-1	$40,000.00

10% CONVERTIBLE NOTE DUE 6 MONTHS FROM ORIGINAL ISSUANCE DATE

THIS NOTE is a duly authorized note issued by National Automation Services, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Company”), designated as its 10% Convertible Notes (the “Notes”) due in 6 months from the Original Issuance Date (the “Maturity Date”), issued on March 14, 2012 (the “Original Issuance Date”) in an aggregate principal amount of Forty Thousand Dollars (US $40,000.00).

FOR VALUE RECEIVED, the Company promises to pay to Ron Krochak located at the address listed below (the “Holder”) the principal sum of Forty Thousand Dollars (US $40,000.00), on or prior to the Maturity Date and to pay interest to the Holder on the principal sum at a flat rate of 10% of the principal amount of the Note (20% per annum).  Interest shall accrue daily commencing on the Original Issuance Date until payment in full of the principal sum, together with all accrued and unpaid interest, has been made.  If at any time after the Original Issuance Date an Event of Default has occurred, the Holder shall be entitled to remedies under Section 2 hereof. This is not a Public Offering and is being offered to accredited investors only.

This Note is subject to the following additional provisions:

Section 1.	Events of Default and Remedies.

I.           “Event of Default,” when used herein, means any one of the following events (whatever the reason and whether any such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

  (a)           any default in the payment of the principal of or interest on this Note as and when the same shall become due and payable either at the Maturity Date, by acceleration, conversion, or otherwise;

  (b)           the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Note, and such failure or breach shall not have been remedied within fifteen (15) Business Days of its receipt of notice of such failure or breach;

  (c)           the Company shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within thirty (30) days, or is not dismissed within sixty (60) days, after commencement of the case; or a “custodian” (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains un-dismissed for a period of sixty (60) days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues un-discharged or un-stayed for a period of thirty (30) days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

II.          Remedies    If any Event of Default occurs and continues, then the Holder may, by notice to the Company, accelerate all of the payments due under this Note by declaring all amounts so due under this Note, whereupon the same shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, notwithstanding anything contained herein to the contrary, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.  This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

  (a)           The Holder may thereupon proceed to protect and enforce its rights either by suit in equity and/or by action at law or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, and proceed to enforce the payment of this Note. The Company agrees to pay reasonable costs of collection incurred by Holder and its counsel upon a default and failure of the Company to pay the Note in a timely manner.

  (b)           Except as expressly provided for herein, the Company specifically (i) waives all rights it may have (A) to notice of nonpayment, notice of default, demand, presentment, protest and notice of protest with respect to any of the obligations hereunder or the shares of Common Stock and (B) notice of acceptance hereof or of any other action taken in reliance hereon, notice and opportunity to be heard before the exercise by the Holder of the remedies of self-help, set-off, or other summary procedures and all other demands and notices of any type or description except for cure periods; and (ii) releases the Holder, its officers, directors, agents, employees and attorneys from all claims for loss or damage caused by any act or failure to act on the part of the Holder, its officers, attorneys, agents, directors and employees except for gross negligence or willful misconduct.

  (c)           As a non-exclusive remedy, upon the occurrence of an Event of Default, the Holder may convert the remaining principal amount of the Notes and accrued interest thereon at the Conversion Price upon giving a Notice of Conversion to the Company.  Except as otherwise provided herein, the Company shall not have the right to object to the conversion and it shall release the shares of Common Stock so elected.

Section 2.	Conversion.

(a)           Upon Maturity, the unpaid principal amount of this Note plus all accrued interest thereon shall be convertible into shares of Common Stock at $0.004 per share (the “Conversion Price”), at the option of the Holder, in whole or in part. Shares issued upon conversion shall become free trading stock as promulgated by the rules and regulations of the U. S. Securities and Exchange Commission. The date on which such conversion is to be effected (the “Conversion Date”). The Holder shall effect conversions by surrendering the Note to be converted to the Company, together with the form of notice attached hereto as Exhibit A (“Notice of Conversion”).  The Notice of Conversion shall specify the amount of principal and accrued interest to be converted. The Notice of Conversion, once given, shall be irrevocable.  If, at Maturity, the Holder is converting less than all of the principal and interest amounts represented by this Note, the Company shall deliver to the Holder a cash payment equal to the amount of principal and interest, which is not converted at Maturity.  Upon conversion in full of the Note or upon payment in full on or before the Maturity Date, the Purchaser shall return the Note to the Company for cancellation.  Upon maturity of this Note, the debt owed by the Company is considered to comply with the Securities Act of 1933 and Holder, upon conversion, can seek and render a legal opinion from qualified legal counsel to have the restrictions lifted from the security.

(b)           The Company shall use reasonable efforts to deliver to the Holder not later than ten (10) Business Days after the Conversion Date, (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of this Note, and once this Note so converted in part shall have been surrendered to the Company, the Company shall deliver to the Holder a Note in the principal amount, if any, of this Note not then converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of this Note until this Note is either delivered for conversion to the Company or the Holder notifies the Company that this Note has been lost, stolen or destroyed and provides an affidavit of loss and an agreement reasonably acceptable to the Company indemnifying the Company from any loss incurred by it in connection with such loss, theft or destruction.

(c)            No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up or down to the nearest whole share.

(d)           The issuance of a certificate or certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issuance or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(e)           The portion of the principal amount and accrued but unpaid interest on the Note, if any, which is converted into Common Stock shall be canceled upon conversion.

(f)            The Notice of Conversion (Exhibit A) shall be given to the Company ten (10) days prior to Maturity and shall be effected on the Maturity Date no later than 5:00 p.m. Nevada time on such Day.  In the event that the Notice of Conversion is deemed given to the Company after 5:00 p.m. Nevada time on any Business Day or at any time on a day that is not a Business Day, Notice of Conversion will be deemed given on the following Business Day.

Section 3.                 Absolute Payment Obligation;   Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct obligation of the Company.  This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.  The Company represents that it shall not issue more than $250,000 of Convertible Notes inclusive of this Note during the period from the Issuance Date to the Maturity Date and that if any subsequent Note under this provision is issued with more favorable terms, then this Note shall be imbued with such more favorable terms retroactive to the issuance Date. Notwithstanding the foregoing, the Company reserves the right to enter into a variety of funding agreements at any time during the period of this Note with terms and conditions dictated by market conditions and the capital needs of the Company.

Section 4.           Loss, Theft, Mutilation or Destruction.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of an affidavit of such loss, theft or destruction of such Note, and, if requested by the Company, an agreement to indemnify the Company in form reasonably acceptable to the Company.

Section 5.          Payment Dates.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next following Business Day.

Section 6.          Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt, by facsimile transmission against facsimile confirmation, or mailed by recognized overnight courier prepaid, to the parties at the following addresses:

If to the Company:	National Automation Services, Inc.
P.O. Box 531744
Henderson, NV 89053
Attn: Robert W. Chance, President & CEO

If to the Holder:	Ron Krochak

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 8, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 8, be deemed given upon facsimile confirmation, (c) if delivered by overnight courier to the address as provided in this Section 8, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt and (d) if by electronic mail, when directed to an electronic mail address provided for in this Section 8, be deemed given upon delivery (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 8). Any party from time to time may change its address, facsimile number, email address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

Section 7.          Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.

Section 8.       Invalidity.  If any provision of this Note is held to be invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is held to be inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Section 9.     Rules of Construction. By its acceptance of this Note, Holder acknowledges and agrees that he has been represented by counsel during the negotiation and execution of this Note, and therefore he waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 10.     Governing Law.  This Note shall be construed and enforced in accordance with and governed by the internal laws of the State of Nevada, without regard to its principles of conflicts of laws.

Section 11.     Consent to Jurisdiction; Service of Process.  The Company and Holder, by his acceptance of this Note, each irrevocably consents and agrees that any proceeding commenced by it arising out of or relating to this Note shall be brought only in the applicable court in the State of Nevada in any other manner provided by applicable law.

Section 12.     Waiver of Jury Trial. The Company and Holder, by his acceptance of this Note, each irrevocably waives any and all right to trial by jury in any proceeding arising out of or related to this Note.

Section 13.     Transfer; Assignment.  This Note is not transferable, negotiable or assignable by Holder except pursuant to the laws of descent and distribution.

Section 14.     Headings.  Headings are for convenience of reference only and shall not limit or otherwise affect or be used in the construction of any of the terms or provisions hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the date first above indicated.

NATIONAL AUTOMATION SERVICES, INC.

By:	/s/ Robert Chance
Name: Robert W. Chance
Title: President & CEO

Note Holder:

By: /s/ Ronald Krochak__________
Name: Ron Krochak

Exhibit A
Notice of Conversion

The undersigned hereby irrevocably elects to convert Note No. CE-1 into shares of the Common Stock of National Automation Services, Inc. (the “Company”) according to the provisions hereof, as of the date written below.

Conversion Calculations:

Date to Effect Conversion

Principal Amount of Note to be Converted at $.004 per Share

Number of Shares of Company Common Stock to be Issued Upon Conversion

Signature of Holder

 Ron Krochak
Name of Holder

Address of Holder

Exhibit B

Confidential Accredited Investor Questionnaire

The undersigned represents and warrants that at the time of the transaction referenced above he/she/it qualifies under at least one category marked below, and that for any category initialed, they have truthfully set forth, where applicable, the factual basis or reason the undersigned comes within that category.  The undersigned agrees to furnish any additional information that the Company deems necessary in order to verify the answers set forth below. Please initial all applicable categories:

(__)	$1,000,000 Net Worth:

I, Ron Krochak, am a natural person and my individual net worth, or joint net worth with my spouse (if any), exclusive of home, furnishings and automobiles, at the time of this purchase is in excess of $1,000,000.

(__)	$200,000 Individual/$300,000 Joint Annual Income:

I, Ron Krochak, am a natural person and my individual annual gross income (exclusive of my spouse's income) has been in excess of $200,000 in each of the two most recent tax years, and I reasonably expect individual annual gross income (exclusive of my spouse's income) to be in excess of $200,000 for the current tax year; or I am a natural person and my joint annual gross income (including my spouse's annual gross income) has been in excess of $300,000 in each of the two most recent tax years, and I reasonably expect our joint annual gross incomes to be in excess of $300,000 for the current tax year.

("Income" under this test is defined as adjusted gross income for federal income tax purposes plus (i) deductions for long-term capital gains under the Internal Revenue Code; (ii) deductions for depletion under section 611 et seq. of the Code; (iii) any exclusion for interest received on tax-exempt securities; and (iv) any losses of a Company allocated to the individual limited partners of the Company as reported on Form 1040).

(__)	Bank or Investment Company:

Purchaser is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; or is a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; or is an insurance company as defined in section 2(13) of the Securities Act; or is any investment company registered under the Investment Corporation Act of 1940, or a business development company as defined in section 2(a)(48) of that Act; or is a Small Business Investment Corporation licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; is a plan established and maintained by a state, its political subdivision, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or is an employee benefit plan within the meaning of the employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(__)	Private Business Development Corporation:

Purchaser is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940.

(__)	IRC Section 501(c)(3) Organization:

Purchaser is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or Company, not formed for the specific purpose of acquiring the securities being offered, with total assets in excess of $5,000,000.

(__)	Direct Relationship to Issuer:

Purchaser is a director, executive officer, partner or manager of the Company of the securities being offered or sold, or any director, executive officer or manager of a partner or partner of that issuer.

(__)	$5,000,000 Noninvestment Trust:

Purchaser is a trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities being offered, whose purchase is directed by a "sophisticated person" as described in section 230.506(b)(2)(ii).

(__)	Equity Entity Comprised of Accredited Investors:

Purchaser is any equity entity in which all of the equity owners are accredited investors as defined above. Purchaser has had one of the persons responsible for overseeing and/or managing one or more of Purchaser’s financial accounts complete the attestation in Section D hereof in order to verify the information in this Section B:

Yes _________           No _________

In addition, Purchaser is knowledgeable and experienced with respect to the financial and business activities contemplated by the Company and is capable of evaluating the risks and merits of investing in the Securities and, in making a decision to proceed with this investment, has not relied upon any representations, warranties or agreements, other than those set forth in the Company’s filings with the U.S. Securities and Exchange Commission, and can bear the economic risk of an investment in the Company for an indefinite period of time, and can afford to suffer the complete loss thereof.

Signature Page to Accredited Investor Questionaire

The undersigned has been informed of the significance to the Company of the foregoing representations and answers contained in this Accredited Investor Questionnaire and such representations and answers are accurate, truthful, and have been provided with the understanding that the Company will rely on them.

Individual

Date:	Ron Krochak
Name of Individual
(Please type or print)

Signature of Individual

Name of Joint Owner
(Please type or print)

Signature (Joint Owner)

If Partnership, Corporation or
Other Entity

Print or Type Entity Name

By:

Print Name

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